UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 30, 2011

GENPACT LIMITED
(Exact name of registrant as specified in its charter)

Bermuda	001-33626	98-0533350
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Canon’s Court, 22 Victoria Street
Hamilton HM, Bermuda
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (441) 295-2244

Not Applicable
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement

On August 30, 2011, Genpact Limited (the “Company”) and certain of its affiliates entered into an amendment (the “Amendment”) to the Second Amended and Restated Shareholders Agreement, dated as of June 6, 2011 (the “Shareholders Agreement”), with certain affiliates of each of General Atlantic LLC (collectively referred to as “General Atlantic”), Oak Hill Capital Management, LLC (collectively referred to as “Oak Hill”) and Wells Fargo & Company (“Wells Fargo”).  The Amendment provides that Wells Fargo shall have no further rights or obligations under the Shareholders Agreement.

General Atlantic, Oak Hill and Wells Fargo are shareholders in the Company, and the Company has entered into certain other agreements with these entities and their affiliates, including a Reorganization Agreement, Wells Fargo Master Services Agreement, Wells Fargo Securities Purchase Agreement and Ancillary Agreement and Tax Matters Agreement.  For additional information about these relationships and agreements and the Shareholders Agreement, see “Certain Relationships and Related Party Transactions” in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders, which section is incorporated herein by reference, and the Company’s Current Report on Form 8-K filed with the SEC on June 6, 2011.

The foregoing summary is qualified in its entirety by the full text of the Amendment, which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits:

10.1
Amendment No. 1 to Second Amended and Restated Shareholders Agreement dated August 30, 2011 by and among Genpact Limited, Genpact Global Holdings (Bermuda) Limited, Genpact Global (Bermuda) Limited and the shareholders listed on the signature pages thereto.

Signature

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GENPACT LIMITED

Date: August 30, 2011	By:	/s/ Heather D. White
	Name:	Heather D. White
	Title:	Vice President
and Senior Legal Counsel

EXHIBIT INDEX

Exhibit	Description

10.1
Amendment No. 1 to Second Amended and Restated Shareholders Agreement dated August 30, 2011 by and among Genpact Limited, Genpact Global Holdings (Bermuda) Limited, Genpact Global (Bermuda) Limited and the shareholders listed on the signature pages thereto.